UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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NMT Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NMT MEDICAL, INC.

27 Wormwood Street

Boston, Massachusetts 02210-1625

Notice of 2004 Annual Meeting of Stockholders

To Be Held on Tuesday, June 22, 2004

The 2004 Annual Meeting of Stockholders of NMT Medical, Inc. (the “Company”) will be held at the Flagship Ballroom at the Seaport Hotel, One Seaport Lane, Boston, Massachusetts 02210, on Tuesday, June 22, 2004 at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight members of the Board of Directors, each to serve for a term expiring at the next Annual Meeting of Stockholders;

2.	To approve an amendment to the 2001 Stock Incentive Plan, as previously amended, to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 700,000 shares to 1,100,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on May 3, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Richard E. Davis, Secretary

Boston, Massachusetts

May 14, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NMT MEDICAL, INC.

27 Wormwood Street

Boston, Massachusetts 02210-1625

Proxy Statement for the

2004 Annual Meeting of Stockholders

To Be Held on June 22, 2004

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NMT Medical, Inc. (the “Company”) for use at the 2004 Annual Meeting of Stockholders to be held at the Flagship Ballroom at the Seaport Hotel, One Seaport Lane, Boston, Massachusetts 02210, on Tuesday, June 22, 2004 at 10:00 a.m., local time, and at any adjournment of that meeting (the “Annual Meeting”). All proxies will be voted in accordance with the stockholders’ instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

At the close of business on May 3, 2004, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,007,582 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), constituting all of the outstanding voting stock of the Company. Each share of Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

The Company’s Annual Report for the year ended December 31, 2003 is being mailed to stockholders with the mailing of this notice and proxy statement and the enclosed proxy on or about May 14, 2004.

A copy of the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the “Commission”), will be furnished without charge to any stockholder upon written request to the Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625.

Proposals

The proposals being presented for stockholder action are set forth on the proxy card accompanying this proxy statement and are discussed in detail on the following pages. Shares you maintain voting power over that are represented by proxy will be voted at the Annual Meeting in accordance with your instructions indicated on the attached proxy card.

The first proposal is to elect eight directors, each to serve for a term expiring at the 2005 Annual Meeting of Stockholders. You may grant or withhold authority to vote your shares to elect all eight nominees by marking the appropriate box on the proxy card. Should you desire to withhold authority to vote for one or more nominees, please identify the exceptions as instructed on the proxy card. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this item, your shares will be voted “FOR” electing all eight nominees named in this proxy statement.

The second proposal is to amend the Company’s 2001 Stock Incentive Plan, as previously amended, to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder from

700,000 shares to 1,100,000 shares. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted “FOR” the second proposal.

The third proposal is to ratify the selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for the current fiscal year. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted “FOR” the third proposal.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present at the Annual Meeting or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to (i) approve the proposed amendment to the Company’s 2001 Stock Incentive Plan, as previously amended, and (ii) ratify the appointment of Ernst & Young as the Company’s independent auditors for the current year.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting or votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect with respect to the voting on any of these three proposals.

Stock Ownership of Certain Beneficial Owners and Management

Except as noted below, the following table sets forth certain information as of January 31, 2004 with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation” below; and (iv) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Common Stock(3)
Entities affiliated with Whitney & Co.(4) 177 Broad Street Stamford, CT 06901	2,504,010	21.05%

Federated Investors, Inc.(5) Federated Investors Tower 5800 Corporate Drive Pittsburgh, PA 15222	1,112,900	9.36%

State of Wisconsin Investment Board(6) P.O. Box 7842 Madison, WI 53707	1,001,500	8.42%

R. John Fletcher(7) c/o Fletcher Spaght, Inc. 222 Berkeley Street Boston, MA 02116-3761	423,352	3.55%

John E. Ahern(8)	320,080	2.65%

Robert G. Brown(9) 217 Echo Drive Jupiter, FL 33458	157,390	1.32%

Richard E. Davis(10)	138,026	1.15%

Francis J. Martin(11) 6 Sawyer Road Wellesley Hills, MA 02481	31,000	*

Cheryl L. Clarkson(12) 251 Washington Street Wellesley Hills, MA 02481	28,000	*

Harry A. Schult(13) c/o Watch Hill Partners, Inc. 50 Park Row West Providence, RI 02903	19,167	*

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Common Stock(3)
James E. Lock, M.D.(14) c/o Children’s Hospital 300 Longwood Avenue Boston, MA 02115	12,834	*

Daniel F. Hanley, M.D.(15) c/o The Johns Hopkins Medical Institutions Director, Department of Neurology Division of Brain Injury Outcomes 600 N. Wolfe Street Jefferson 1-109 Baltimore MD 21287-7840	5,556	*

All current directors and executive officers of the Company as a group (9 persons)(16)	1,135,405	9.21%

*	Less than 1%
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o NMT Medical, Inc., 27 Wormwood Street, Boston, MA 02210-1625.
(2)	The number of shares of Common Stock beneficially owned by each holder named above is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the holder has sole or shared voting power or investment power and any shares which the holder has the right to acquire within 60 days after January 31, 2004 through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power (or shares such power with an affiliate) with respect to the shares set forth in the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3)	The number of shares deemed outstanding for the purpose of calculating these percentages consists of the 11,896,219 shares of Common Stock outstanding on January 31, 2004 plus any shares of Common Stock issuable to the holder in question within 60 days after January 31, 2004 upon exercise of stock options or any other rights.
(4)	The number of shares owned by Whitney & Co., a New York limited partnership (“Whitney”), and entities affiliated with Whitney, consists of 1,829,010 shares held of record by Whitney Equity Partners, L.P., a Delaware limited partnership (“Equity Partners”), 561,207 shares held of record by Whitney Subordinated Debt Fund, L.P., a Delaware limited partnership (“Debt Fund”), and 113,793 shares held of record by Whitney. Each of Whitney, Equity Partners and Debt Fund disclaims beneficial ownership of the shares held by the other two partnerships. This information is derived from a Schedule 13D filed by Whitney with the Commission on July 17, 1998, and information provided as of February 12, 2004 by Whitney.
(5)

This information is derived from an Amendment to a Schedule 13G filed by Federated Investors, Inc. with the Commission on February 13, 2004. Federated Investors, Inc. (the “Parent’) is the parent holding company of Federated Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of Common Stock in the Company (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have joined in filing the Amendment to the Schedule 13G because of the collective voting control that they exercise over the Parent. The Parent, the Trust, and each of the Trustees declare that this should not be construed as an admission that they are the beneficial owners of the Reported Securities, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities.

(6)	This information is derived from an Amendment to a Schedule 13G filed by State of Wisconsin Investment Board with the Commission on February 11, 2004.
(7)	Consists of 36,000 shares of Common Stock issuable to Mr. Fletcher within 60 days after January 31, 2004 upon exercise of stock options and 387,352 shares of Common Stock held by Fletcher Spaght, Inc. Mr. Fletcher is a principal stockholder of Fletcher Spaght, Inc. and disclaims ownership of these shares, except to the extent of his pecuniary interest therein.
(8)	Includes 184,270 shares of Common Stock issuable to Mr. Ahern within 60 days after January 31, 2004 upon exercise of stock options and 18,000 shares of Common Stock held by Vanguard Fiduciary Trust FBO John E. Ahern.
(9)	Includes 32,000 shares of Common Stock issuable to Mr. Brown within 60 days after January 31, 2004 upon exercise of stock options.
(10)	Includes 82,686 shares of Common Stock issuable to Mr. Davis within 60 days after January 31, 2004 upon exercise of stock options.
(11)	Includes 29,000 shares of Common Stock issuable to Mr. Martin within 60 days after January 31, 2004 upon exercise of stock options.
(12)	Includes 27,000 shares of Common Stock issuable to Ms. Clarkson within 60 days after January 31, 2004 upon exercise of stock options.
(13)	Includes 17,167 shares of Common Stock issuable to Mr. Schult within 60 days after January 31, 2004 upon exercise of stock options.
(14)	Consists of 12,834 shares of Common Stock issuable to Dr. Lock within 60 days after January 31, 2004 upon exercise of stock options.
(15)	Consists of 5,556 shares of Common Stock issuable to Dr. Hanley within 60 days after January 31, 2004 upon exercise of stock options.
(16)	Includes an aggregate of 426,513 shares of Common Stock issuable to all current directors and executive officers as a group within 60 days after January 31, 2004 upon exercise of stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect as directors the eight nominees listed below, each to serve for a term expiring at the 2005 Annual Meeting of Stockholders, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board.

Nominees

Set forth below for each director and nominee is the name and age, position(s) with the Company, principal occupation and business experience during the past five years, and, where applicable, the year of his or her first election as a director of the Company:

John E. Ahern, age 59, has served as President, Chief Executive Officer and Chairman of the Company since September 2000. Prior to joining the Company, Mr. Ahern was Vice President, Emerging Technology Investment Group at C.R. Bard, Inc. (“Bard”), a leading medical technology company, where he was responsible for identifying, investing in and managing early-stage medical technologies and companies. In his 13 years with Bard, Mr. Ahern also held the senior marketing and strategic planning positions in three of Bard’s cardiovascular divisions. Mr. Ahern’s more than 35 years of medical device industry experience also includes Vice President of Worldwide Sales and Marketing at Intra-Sonix, Inc., an early stage development company focused on minimally invasive surgery, Area Manager for the Middle East and North Africa at Abbott Laboratories, a leading health care company, and various sales and marketing positions at Becton Dickinson & Co., a major medical technology company. Mr. Ahern is also a member of the Board of Directors of Seacoast Technologies, Inc. and EndoBionics, Inc., two privately-held medical technology companies.

Robert G. Brown, age 60, was elected a director in September 2000. Mr. Brown served as President and Chief Operating Officer of the Company from 1987 to 1992 and as a director of the Company from 1992 to 1997. From 1971 to 1985, Mr. Brown held various sales and marketing positions with Medi-tech Inc. and the Medi-tech division of Boston Scientific Corporation and Boston Scientific International Corporation, including Vice President, Marketing and International Market Development for Medi-tech Inc. and Director, Market Development for Boston Scientific International Corporation. From 1969 to 1971 he was a sales representative for Baxter Laboratories. Mr. Brown holds a B.S. from the University of Vermont. Mr. Brown also served as an officer in the United States Marine Corps from 1966 to 1969.

Cheryl L. Clarkson, age 51, was elected a director of the Company in January 2001. Ms. Clarkson is the founder and Chief Executive Officer of SkinHealth, Inc., a physician-based cosmetic dermatology company which operates SkinHealth Centers throughout eastern New England. Ms. Clarkson has previously served as the Chief Executive Officer and the Chief Operating Officer of Peer Review Analysis, Inc., a publicly-traded health care adjudication and utilization review company, the President of ABIODENT, Inc., Danvers, Massachusetts, a dental device company, and the President of Beaver Steriseal, Inc., an ophthalmic surgical device company. Ms. Clarkson has also been the Vice President of Sales and Marketing for Rudolph Beaver, Inc., and spent ten years with American Hospital Supply Corporation in various management positions. She holds a Masters degree from the Sloan School of Management at M.I.T., where she was selected as a Sloan fellow. Ms. Clarkson is a member of several boards of directors of privately-held companies in the health care and medical device industry and serves as an overseer for two large teaching hospitals.

R. John Fletcher, age 58, was elected a director of the Company in January 1996. In May 2000, he served without compensation in the Office of the Chief Executive Officer of the Company as part of the Company’s interim management team until September 2000 when John E. Ahern was hired as Chief Executive Officer. Mr. Fletcher is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting company specializing in strategic development for health care and high technology businesses (“Fletcher Spaght”). He is also managing partner of Fletcher Spaght Ventures, a venture capital fund. Prior to founding Fletcher Spaght in 1983, he was a senior member of The Boston Consulting Group, a management consulting company. From April 1995 to February 1996, Mr. Fletcher was the Chairman of the Board of Directors of InnerVentions, Inc., a wholly-owned subsidiary of Fletcher Spaght (“InnerVentions”), which the Company acquired in February 1996. Mr. Fletcher is a director of AutoImmune, Inc., a publicly-traded biotechnology company developing orally-administered pharmaceutical products, Spectranetics, Inc., a publicly traded medical device company developing excimer laser technology, and Axcelis Technologies, Inc., a publicly traded company developing equipment used in the semiconductor industry.

Daniel F. Hanley, M.D., age 55, was elected a director in May 2003. Since 1996, Dr. Hanley has been a Professor of Neurology, Neurosurgery and Anesthesia/Critical Medicine at Johns Hopkins Medical Institutions. Since 1999, Dr. Hanley has also been Professor, School of Nursing, the Jeffrey and Harriett Legum Professor of Acute Care Neurology and Director of Brain Injury Outcomes Program at Johns Hopkins Medical Institutions. Dr. Hanley is a graduate of Williams College and Cornell University Medical College and has board certification in internal medicine, neurology and psychiatry. Dr. Hanley is a leading expert on multiple types of brain injury and has received more than 20 basic research grants, predominately from the National Institute of Health. He has published more than 100 articles in peer reviewed journals, has received the Alexander Humboldt Research Prize for his accomplishments in brain injury research and has extensive clinical trials experience in that field. His trainees are directors of over 20 brain intensive care units across the United States. Dr. Hanley is on the board of directors of the National Stroke Association and has developed nationally recognized education and training programs for that organization.

James E. Lock, M.D., age 54, was elected a director of the Company in August 2000. Since March 2002, Dr. Lock has been Physician-in-Chief at Children’s Hospital Boston and since October 1993, he has been Chairman of the Department of Cardiology at Children’s Hospital Boston and the Alexander S. Nadas Professor of Pediatrics at Harvard Medical School. Dr. Lock attended medical school at Stanford University and pursued his pediatric residency and cardiology fellowship at the University of Minnesota. Thereafter, he trained in cardiovascular physiology for two years at the University of Toronto, Hospital for Sick Children. In September 1999, a device invented by Dr. Lock and licensed to the Company became the first septal occlusion device to receive United States Food and Drug Administration approvals under the Humanitarian Device Exemption regulations for use inside the human heart in the United States. During his career, Dr. Lock has trained numerous academic physicians in cardiopulmonary physiology, experimental interventional cardiology, and clinical interventional cardiology. The earliest trainees are now becoming directors of pediatric cardiology divisions, cardiac catheterization laboratories, and intensive care units. He is the president of the Boston Children’s Heart Foundation and is the president of the Aldo Castanda Foundation, and serves on the Board of Directors of Children’s Hospital and of the Children’s Hospital Trust.

Francis J. Martin, age 67, was elected a director of the Company in February 2001. Since November 2000, Mr. Martin has been the Chairman and Chief Executive Officer of Florence Medical LTD (Israel) and Chairman and President/Chief Executive Officer of Florence Medical, Inc., the global commercialization unit based in Boston. Florence Medical, Inc. is involved in developing and marketing vascular blood flow software and hardware systems used to assist the interventional cardiologist in the diagnosis and treatment of vascular disease. From June 1993 to June 2000, he was founder, Chairman and Chief Executive Officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications. He has an extensive background in the medical device industry, having co-founded and managed Advanced Biomedical Instruments from 1979 to 1986 and PLC Systems from 1987 to 1994. Prior to that, Mr. Martin was with Becton Dickinson & Co. and Abbott Laboratories, where he held several domestic and international marketing and sales management positions. Mr. Martin is a board member of several privately-held medical device companies.

Harry A. Schult, age 64, was elected a director of the Company in May 2002. Since September 2001, Mr. Schult has been the Chief Financial Officer and Treasurer of Watch Hill Partners, Inc., a customer relationship management consultancy company. From October 1999 through August 2001, Mr. Schult was Vice President—Corporate Development of Mirus Information Technology Services, Inc., an application service provider. From 1992 to 1999, Mr. Schult performed independent consultant services for various companies, including acting as a part-time chief financial officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications, and also as an interim chief financial officer for The Paragon Gifts Holdings Inc., a retail catalog company. Mr. Schult has over 27 years of senior level experience in the public accounting profession at Ernst & Young, where he was Managing Partner of its Providence, Rhode Island office for eleven years and worked in its Paris, France office for five years. Mr. Schult is a certified public accountant. Mr. Schult holds an A.B. in Economics from Williams College and a M.B.A. in Finance from Stanford Graduate School of Business.

In connection with the acquisition by the Company of the CardioSEAL® Septal Occluder technology in 1996 from InnerVentions, the Company agreed to use its best efforts to nominate a designee of Fletcher Spaght as a director of the Company, and certain of the Company’s stockholders agreed to vote their shares of Common Stock in favor of such designee. Fletcher Spaght’s designee, R. John Fletcher, was first elected to the Board in January 1996 and has served on the Board since that time.

There are no family relationships among any of the executive officers and director nominees of the Company.

INFORMATION RELATING TO THE BOARD OF DIRECTORS

AND CERTAIN OF ITS COMMITTEES

Board of Directors Meetings and Committees

The Board has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It evaluates the performance of the Company and its senior executives, as well as the overall effectiveness of the Board and its Committees. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at board and committee meetings.

The Company’s Corporate Governance Guidelines provide that directors are responsible for attending Board meetings, meetings of Committees on which they serve and the annual meeting of stockholders. The Board met 12 times during 2003. Each director attended at least 75% of the meetings of the Board held during the period in which he or she served as a director and of the committees on which he or she then served. Seven directors attended the 2003 Annual Meeting of Stockholders.

The Board has established three standing committees—Audit, Joint Compensation and Options, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.nmtmedical.com. In addition, copies of each committee’s charter, as in effect on the date of this proxy statement, are attached as Appendices A, B and C to this proxy statement.

The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the new rules of the NASDAQ Stock Market that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the Company until the date of the Annual Meeting.

Audit Committee

The Audit Committee’s responsibilities include, but are not limited to:

•	appointing, evaluating, approving the compensation of, and assessing the independence of the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s independent auditors and management; and

•	preparing the audit committee report required by Commission rules (which is included on page 26 of this proxy statement).

The Board has determined that Harry A. Schult is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Please see page 8 of this proxy statement for details with respect to Mr. Schult’s financial background.

The members of the Audit Committee are Harry A. Schult (Chair), R. John Fletcher and Francis J. Martin. The Audit Committee met seven times during 2003.

Joint Compensation and Options Committee

The Joint Compensation and Options Committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s Chief Financial Officer and any other executive officers who are covered by Rule 16a-1(f) of the Exchange Act;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

During 2003 and until March 11, 2004, the members of the Joint Compensation and Options Committee were Francis J. Martin (Chair), Cheryl L. Clarkson and James E. Lock, M.D. The Joint Compensation and Options Committee met six times during 2003. Since March 11, 2004, the current members of the Joint Compensation and Options Committee are Mr. Martin (Chair), Ms. Clarkson and Daniel F. Hanley, M.D.

Nominating and Corporate Governance Committee

In 2003, the Board had a standing Nominating Committee, which was responsible for (i) development of criteria for the selection of appropriate new and independent director candidates; (ii) specific identification of director candidates; (iii) screening of such candidates; and (iv) making of nomination recommendations to the Board. The Nominating Committee was formed on December 2, 2002. While the Nominating Committee did not formally meet in 2003, its members met informally several times during 2003 and presented their views to the Board as part of certain Board meetings held during 2003.

On March 11, 2004, the Board reconstituted and renamed the Nominating Committee as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

During 2003 and until March 11, 2004, the members of the Nominating Committee were Messrs. Brown (Chair), Schult and Martin and Ms. Clarkson. Since March 11, 2004, the current members of the Nominating and Corporate Governance Committee are Messrs. Brown (Chair), Schult and Martin and Ms. Clarkson.

Code of Business Conduct and Ethics

The Company has adopted a new Code of Business Conduct and Ethics, which applies to all of its officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. You can access the Company’s Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investor Relations” section of www.nmtmedical.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics.

Determination of Independence

The Company’s Common Stock is listed on the NASDAQ Stock Market. Under applicable NASDAQ rules, a majority of the Board must be comprised of independent directors. NASDAQ defines “independent director” as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Messrs. Brown, Fletcher, Martin and Schult, Ms. Clarkson and Dr. Hanley is an “independent director” as determined under current NASDAQ rules.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee or its designee.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all of the Company’s stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting assuming the nominee consents to such inclusion.

Communicating with the Independent Directors

The Board will give appropriate attention to written or oral communications that are submitted by stockholders, and will respond if and as appropriate.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625 or by telephone by calling (617) 737-0930. The Secretary will promptly forward all such communications to the Board.

Compensation Committee Interlocks and Insider Participation

During 2003 and until March 11, 2004, the members of the Joint Compensation and Options Committee were Francis J. Martin (Chair), Cheryl L. Clarkson and James E. Lock, M.D. Since March 11, 2004, the current members of the Joint Compensation and Options Committee are Mr. Martin (Chair), Ms. Clarkson and Daniel F. Hanley, M.D. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of the Joint Compensation and Options Committee of the Company during the year ended December 31, 2003.

Director Compensation

Each non-employee director of the Company, not otherwise compensated by the Company, receives a fee of $1,000 for attendance at each Board meeting, $500 for attendance at each telephonic Board meeting and $500 for attendance at each committee meeting. In addition, each director also receives an annual retainer of $12,000 payable on January 1 of each year. All directors receive reimbursement of travel expenses incurred in connection with their attendance at Board and committee meetings.

In 1996, the Board adopted, and the stockholders approved, the 1996 Stock Option Plan for Non-Employee Directors. On the effective date of the plan, each non-employee director of the Company who did not otherwise receive compensation from the Company received an option to purchase 10,000 shares of Common Stock. In 2001 and 2002, the Company’s stockholders voted to approve amendments to the 1996 Stock Option Plan for Non-Employee Directors (as amended, the “Director’s Plan”). The Director’s Plan provides for an option grant to purchase 20,000 shares of Common Stock to each new non-employee director upon his or her initial election to the Board. This option grant vests in equal monthly installments over a three-year period. In addition to this initial grant, immediately following each annual meeting of stockholders, each eligible director, other than an eligible director first elected to the Board within the 12 months immediately preceding and including such meeting, is granted an option to purchase 5,000 shares of Common Stock as of the date of such meeting. In addition, following each annual meeting of stockholders, each eligible director who served as a member of a committee of the Board during the preceding fiscal year is granted an additional option to purchase (i) 2,000 shares of Common Stock if such director served as chairperson of such committee or (ii) 1,000 shares of Common Stock if such director did not serve as chairperson of such committee. These annual option grants become fully vested six months after the date of grant. The exercise price of options granted under the Director’s Plan is equal to the fair market value of the Common Stock on the date of grant. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within one year after the optionee ceases to serve as a director of the Company.

The following table sets forth the aggregate number of shares of Common Stock underlying options granted under the Director’s Plan during 2003 to each of the Company’s non-employee directors:

Name of Non-Employee Director	Number of Shares of Common Stock Underlying Options
Robert G. Brown	7,000
Cheryl L. Clarkson	7,000
R. John Fletcher	6,000
Daniel F. Hanley, M.D.	20,000
James E. Lock, M.D.	6,000
Francis J. Martin	9,000
Harry A. Schult	8,000

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the last three years for the Company’s Chief Executive Officer and its other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in the year ended December 31, 2003 (collectively, the “Named Executives”).

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Number of Securities Underlying Stock Options (#)(1)		All Other Compensation ($)(2)
John E. Ahern President and Chief Executive Officer	2003 2002 2001	$350,000 350,000 313,750	(4)	$90,000 97,500 100,000	— 190,000 112,500	(3) (5)	— — —

Richard E. Davis Vice President and Chief Financial Officer	2003 2002 2001	246,875 220,894 153,340	(6) (8) (10)	91,000 85,000 78,750	20,000 70,000 122,500	(7) (9) (11)	— — —

(1)	The Company has never granted any stock appreciation rights.
(2)	In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus for the Named Executive in question for the fiscal year.
(3)	Consists of an option to purchase 50,000 shares of Common Stock at an exercise price of $6.60 per share, an option to purchase 75,000 shares of Common Stock at an exercise price of $3.03 per share, and an option to purchase 65,000 shares of Common Stock at an exercise price of $2.97 per share, which option was granted in February 2003 as a 2002 bonus.
(4)	Reflects a base salary of $300,000 for the period January 1, 2001 through September 20, 2001 and $350,000 for the period September 21, 2001 through December 31, 2001. See “Employment and Severance Agreements”.
(5)	Consists of an option to purchase 12,500 shares of Common Stock at an exercise price of $2.07 per share, an option to purchase 50,000 shares of Common Stock at an exercise price of $5.03 per share, and an option to purchase 50,000 shares of Common Stock at an exercise price of $7.07 per share, which option was granted in February 2002 as a 2001 bonus.
(6)	Reflects a base salary of $225,000 per year for the period January 1, 2003 through February 13, 2003, and $250,000 for the period February 14, 2003 through December 31, 2003. See “Employment and Severance Agreements”.
(7)	Consists of an option to purchase 20,000 shares of Common Stock at an exercise price of $4.19 per share.
(8)	Reflects a base salary of $190,000 per year for the period January 1, 2002 through February 13, 2002, and $225,000 for the period February 14, 2002 through December 31, 2002. See “Employment and Severance Agreements”.
(9)	Consists of an option to purchase 30,000 shares of Common Stock at an exercise price of $6.60 per share and an option to purchase 40,000 shares of Common Stock at an exercise price of $5.76 per share.

(10)	Represents Mr. Davis’ compensation for the period commencing on March 12, 2001 and ending on December 31, 2001. Mr. Davis’ annualized base salary for 2001 was $190,000. See “Employment and Severance Agreements”.
(11)	Consists of an option to purchase 85,000 shares of Common Stock at an exercise price of $1.25 per share, which option represents a signing bonus (see “Employment and Severance Agreements”), an option to purchase 7,500 shares of Common Stock at an exercise price of $1.76 per share, and an option to purchase 30,000 shares of Common Stock at an exercise price of $5.03 per share.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 2003 to each of the Named Executives.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price per Share ($/share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%($)	10%($)
John E. Ahern	65,000	(3)	17.20%	$2.97	2/19/13	$121,408	$307,672
Richard E. Davis	20,000		5.29	4.19	6/17/13	52,701	133,556

(1)	The exercise price is equal to the fair market value of the Company’s Common Stock on the date of grant.
(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the 10-year option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holder’s continued employment through the option period and the date on which the options are exercised.
(3)	This option was granted in February 2003 as a 2002 bonus.

Aggregated Option Exercises in Last Fiscal

Year and Fiscal Year-End Option Values

The following table sets forth, for each Named Executive, the number of shares of Common Stock acquired upon exercise of options during the year ended December 31, 2003, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each Named Executive on December 31, 2003.

Name	Number of Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003(#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Ahern(3)	—	—	155,208	221,771	$171,320	$249,100
Richard E. Davis(4)	—	—	63,749	111,459	85,708	97,049

(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, multiplied by the number of shares acquired on exercise.
(2)	Represents the excess, if any, of the last reported sale price per share of the Common Stock on December 31, 2003, the last day of trading prior to the year end ($4.50 per share), as reported on the NASDAQ National Market, over the option exercise price, multiplied by the number of shares underlying the options.
(3)	Exercisable consists of options to purchase 43,750 shares at an exercise price of $2.156 per share, 3,646 shares at $1.31 per share, 3,645 shares at $2.07 per share, 27,083 shares at $5.03 per share, 22,917 shares at $7.07 per share, 21,875 shares at $6.60 per share, 18,750 shares at $3.03 per share and 13,542 shares at $2.97 per share. Unexercisable consists of options to purchase 28,125 shares at an exercise price of $2.156 per share, 3,646 shares at $1.31 per share, 4,167 shares at $2.07 per share, 22,917 shares at $5.03 per share, 27,083 shares at $7.07 per share, 28,125 shares at $6.60 per share, 56,250 shares at $3.03 per share and 51,458 shares at $2.97 per share.
(4)	Exercisable consists of options to purchase 24,791 shares at an exercise price of $1.25 per share, 1,875 shares at $1.76 per share, 16,250 shares at $5.03 per share, 7,500 shares at $6.60 per share and 13,333 shares at $5.76 per share. Unexercisable consists of options to purchase 24,792 shares at an exercise price of $1.25 per share, 3,750 shares at $1.76 per share, 13,750 shares at $5.03 per share, 22,500 shares at $6.60 per share, 26,667 shares at $5.76 per share and 20,000 shares at $4.19 per share.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,904,892	$4.36	252,833	(1)
Equity compensation plans not approved by security holders	123,944	4.07	—

Total	2,028,836	$4.35	252,833	(1)

(1)	With respect to the 2001 Stock Incentive Plan, this table includes the 17,350 shares available for future issuance prior to the Annual Meeting but excludes the additional 400,000 shares that would be available for future issuance if Proposal 2 is approved at the Annual Meeting.

Set forth below is a summary of the warrants and nonqualified options to purchase shares of the Company’s Common Stock granted by the Company to various officers, directors, employees and consultants.

In May 1994, the Company granted an option to purchase 13,157 shares to each of Jack Reinstein, former Chief Financial Officer and former director of the Company, and Gilbert Segel, a former director of the Company. The exercise price of each option is $1.14 per share. The options vested fully one year from the date of grant and expire on May 31, 2004.

In October 1995, the Company granted an option to purchase 26,315 shares to each of Mr. Reinstein and Mr. Segel. The exercise price of each option is $2.15 per share. The options vested monthly over 36 months and expire on October 13, 2005.

In February 1998, the Company granted an option to purchase 25,000 shares to Dr. Morris Simon, a former director of the Company. The exercise price of the option is $10.50 per share. The option vests upon the completion of certain milestones and expires on February 13, 2008.

On April 3, 2000, in connection with the Company’s pay down of certain debt, the Company issued Brown Brothers Harriman & Co. a warrant to purchase 20,000 shares at $4.94 per share. This warrant expires on April 3, 2005.

Employment and Severance Agreements

The Company entered into an employment agreement, dated as of September 21, 2000, with John E. Ahern, the Company’s President, Chief Executive Officer and Chairman of the Board, providing for a term of employment commencing on September 21, 2000 and ending on December 31, 2002. The Company subsequently entered into an amended and restated employment agreement, dated as of December 31, 2002, with Mr. Ahern, providing for a term of employment commencing on December 31, 2002 and ending on

December 31, 2005. Pursuant to the original agreement, Mr. Ahern received a salary of $300,000 per year, which was increased to $350,000 per year effective as of the first anniversary of his commencement date pursuant to a vote of the Board on October 3, 2001. Under the amended and restated employment agreement, Mr. Ahern continues to receive a salary of $350,000 per year.

Upon the execution of the original employment agreement, the Company granted Mr. Ahern a stock option to purchase an aggregate of 150,000 shares of the Company’s Common Stock at an exercise price of $2.156 per share. Upon the execution of the amended and restated employment agreement, the Company granted Mr. Ahern a stock option to purchase an aggregate of 75,000 shares of the Company’s Common Stock at an exercise price of $3.03 per share. These option grants will, to the maximum extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), constitute incentive stock options. The option grants will vest in 48 equal monthly installments on each monthly anniversary of the date of the grant. In connection with the amended and restated employment agreement, the Company amended the vesting provisions of the original option grant of 150,000 shares to provide that, if Mr. Ahern is terminated from the Company without cause, the option shall be exercisable within one year following termination, to the extent that the option was exercisable on the termination date. The option will terminate in the event of a discharge of Mr. Ahern for cause.

In order to reward Mr. Ahern if there were a liquidity event for the Company’s stockholders, the amended and restated employment agreement also provides for a cash payment to Mr. Ahern in the event of a change of control of the Company, as defined therein. Such cash payment is equal to a percentage ranging from 0% to 3.5% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Ahern will vary based on the amount of the total deal consideration.

Mr. Ahern is also entitled to receive certain performance-based bonuses and equity awards relating to profit and other performance goals. Under his original employment agreement, Mr. Ahern was entitled to receive annual bonuses consisting of a cash bonus of up to $100,000 and a stock option to purchase up to 50,000 shares of Common Stock. Pursuant to a vote of the Board on October 3, 2001, the annual bonus Mr. Ahern could earn for performance in 2002 was increased to a maximum of $150,000 in cash and a stock option to purchase a maximum of 100,000 shares of Common Stock. Any equity award granted to Mr. Ahern as a bonus would:

•	have an exercise price equal to the closing price of the Common Stock on the date of grant;

•	to the maximum extent permissible under Section 422 of the Code, constitute incentive stock options, with any balance of the options to be treated as non-statutory stock options; and

•	vest in 48 equal monthly installments on each monthly anniversary of the date of grant.

Pursuant to the amended and restated employment agreement, Mr. Ahern is entitled to receive an annual cash bonus of up to $150,000. For the year ended December 31, 2003, Mr. Ahern received a cash bonus of $90,000. Mr. Ahern has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

The Company entered into an employment agreement, dated as of February 14, 2001, with Richard E. Davis, the Company’s Vice President and Chief Financial Officer, for a term of three years. The Company subsequently entered into an amendment to this employment agreement, dated as of April 28, 2003, pursuant to which, among other things, the term of the employment agreement was extended for an additional year. Pursuant to the employment agreement, Mr. Davis received a salary of $190,000 per year, which was increased to

$225,000 effective as of February 14, 2002 and further increased to $250,000 effective as of February 14, 2003, in each case by Mr. Ahern pursuant to discretion granted to Mr. Ahern under such agreement. On March 11, 2004, the Board adopted a charter for the Joint Compensation and Options Committee, pursuant to which compensation for Mr. Davis will be determined by this Committee. Upon execution of the original agreement, the Company granted Mr. Davis a stock option to purchase an aggregate of 85,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share. This option grant will, to the maximum extent permissible under Section 422 of the Code, constitute incentive stock options. The option grant vests in 48 equal monthly installments on each monthly anniversary of the date of such option grant.

In order to reward Mr. Davis if there were a liquidity event for the Company’s stockholders, the amendment to his employment agreement also provides for a cash payment to Mr. Davis in the event of a change of control of the Company, as defined in the employment agreement, as amended. Such cash payment is equal to a percentage ranging from 0% to 0.875% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Davis will vary based on the amount of the total deal consideration.

In addition, Mr. Davis is entitled to receive an annual bonus provided that he has satisfied certain financial and performance goals and that the Company has achieved an agreed upon profit margin. For the year ended December 31, 2003, Mr. Davis received a cash bonus of $91,000. Mr. Davis has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

Certain Transactions

In connection with certain consulting services provided by Fletcher Spaght to the Company, the Company extended the exercise period of the warrant, dated July 1, 1998, issued to Fletcher Spaght for the purchase of 83,329 shares of Common Stock, from February 14, 2001 to February 14, 2003. In connection with this extension, the Company incurred a one-time charge to earnings equal to $57,673. In connection with this charge, Fletcher Spaght issued a note in favor of the Company in the amount of $57,673, bearing interest equal to 5% per annum, and payable on or before February 14, 2003. On January 20, 2003, Fletcher Spaght exercised the warrant and paid in full the remaining amounts due under the note. R. John Fletcher, a member of the Board, is currently the Chief Executive Officer of Fletcher Spaght.

In connection with sales of the Company’s CardioSEAL® and STARFlex® technologies and pursuant to the terms of a license agreement with Children’s Medical Center Corporation (“CMCC”), the Company paid an aggregate of $2,056,696 in royalties to CMCC during 2003. James E. Lock, M.D., a member of the Board and an affiliate of CMCC, received approximately $494,000 of these royalty payments.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during 2003 its executive officers, directors and holders of more than 10% of the outstanding shares of Common Stock timely complied with all Section 16(a) filing requirements.

On January 23, 2003, R. John Fletcher filed a Statement of Changes in Beneficial Ownership on Form 4 to report the exercise of a warrant to purchase 83,329 shares of Common Stock at an exercise price of $2.15 per share, which exercise took place on January 20, 2003.

On February 24, 2003, John E. Ahern filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 75,000 shares of Common Stock at an exercise price of $3.03 per share granted on December 31, 2002.

On March 5, 2003, Francis J. Martin filed a Statement of Changes in Beneficial Ownership on Form 4 to report the purchase of 2,000 shares of Common Stock at a purchase price of $2.90 per share, which purchase took place on February 27, 2003.

Report of the Joint Compensation and Options Committee

The Joint Compensation and Options Committee of the Board has furnished the following report on executive compensation.

In 2003, the members of the Joint Compensation and Options Committee were Mr. Martin (Chair), Ms. Clarkson and Dr. Lock. The Joint Compensation and Options Committee, which currently consists of Mr. Martin (Chair), Ms. Clarkson and Dr. Hanley, reviews, recommends and determines the annual bonus, stock options and other benefits programs of the senior executives and reviews new executive compensation programs and establishes and periodically reviews policies for the administration of executive compensation programs. In addition, the Joint Compensation and Options Committee establishes and periodically reviews policies in the area of management perquisites and makes stock option grants to employees of the Company as recommended by the Chief Executive Officer of the Company, within the parameters of the established plans.

The Company’s executive compensation program is designed to maximize the performance of the Company’s executive officers and, thereby, maximize the Company’s achievement of its business goals and improve stockholder returns. Executive compensation consists of a combination of base salary, annual cash bonuses and merit-based stock incentives. The Joint Compensation and Options Committee considers merit-based stock incentives to be a critical component of an executive’s compensation package for purposes of helping to align that executive’s interests with stockholder interests.

Compensation Philosophy

The objectives of the executive compensation program are to align executive compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company’s executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

•	Competitive and Fair Compensation

The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of similar companies in its industry and sets the Company’s compensation guidelines based on this review. The Joint Compensation and Options Committee believes that compensation for the Company’s executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses and in companies of comparable size and success. The Joint Compensation and Options Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

•	Sustained Performance

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which the Company’s goals relating to its strategic, scientific and business plans have been met, including such factors as meeting budgeted financial targets, continued innovation in the development of the Company’s technologies and formation of new business alliances and acquisitions. Individual performance is evaluated by reviewing the attainment of specified individual objectives.

In evaluating each executive’s performance, the Joint Compensation and Options Committee generally:

•	sets Company and individual goals and objectives at the beginning of the year;

•	evaluates and communicates the Company’s assessment of the executive’s performance and contributions to the Company; and

•	reviews base salary levels and determines cash bonuses and stock compensation awards based on the foregoing taking into account the comparative compensation practices of other companies in its industry.

Components of Executive Compensation

Annual compensation for the Company’s executives generally consists of three elements—base salary, annual cash bonuses and merit-based stock incentives.

Base salaries of the Company’s executives are generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the particular executive. Payment of bonus awards is based on the Company’s financial performance as well as on individual performance measured against targeted performance and various additional performance criteria.

Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program, which is currently administered by the Joint Compensation and Options Committee, is designed to align the long-term interests of the Company’s employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with the Company and his or her contributions to the Company, including his or her success in achieving the individual performance criteria described above. Options generally vest over a four-year period in order to encourage the retention of key employees. When granting stock options, the Company has generally fixed the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant. During 2003, all current executive officers were granted options to purchase an aggregate of 85,000 shares of Common Stock, at a weighted average exercise price of $3.26 per share.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Joint Compensation and Options Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Joint Compensation and Options Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Mr. Ahern’s 2003 Compensation

Mr. Ahern became the President, Chief Executive Officer and Chairman of the Board on September 21, 2000. Pursuant to the terms of Mr. Ahern’s employment agreement, the Company paid Mr. Ahern a base salary of $350,000 during 2003. In connection with bonus payments or other awards to Mr. Ahern, the Board established certain targets for 2003 to be measured against actual performance at year-end. In addition to a subjective assessment of the Company’s overall performance at year-end, the Board established certain specific performance targets relating to:

•	CardioSEAL® and STARFlex® product sales;

•	profitability of the Company; and

•	clinical trial patient enrollment.

After reviewing the Company’s actual year-end results against these targets, the Joint Compensation and Options Committee determined that Mr. Ahern had met some but not all of the targets. Accordingly, the Joint Compensation and Options Committee authorized the Company to pay Mr. Ahern a cash bonus of $90,000.

On December 31, 2002, the Board, upon recommendation by the Joint Compensation and Options Committee, voted to approve an amended and restated employment agreement pursuant to which Mr. Ahern’s term as President, Chief Executive Officer and Chairman of the Board was extended to December 31, 2005. The amended and restated employment agreement provides Mr. Ahern with an annual salary of $350,000 per year and the potential to earn an annual cash bonus of up to $150,000 for performance in the preceding year. Upon the execution of the amended and restated employment agreement, the Company granted Mr. Ahern a stock option to purchase an aggregate of 75,000 shares of the Company’s Common Stock at an exercise price of $3.03 per share, and amended the vesting provisions of the original grant of 150,000 shares of Common Stock to provide that if Mr. Ahern is terminated without cause, the option shall be exercisable for one year following the termination date, to the extent that the option was exercisable on the termination date. In addition, in order to reward Mr. Ahern if there is a liquidity event for the Company’s stockholders, the amended and restated employment agreement also provides for a cash payment to Mr. Ahern in the event of a change of control of the Company as defined therein. Such cash payment is equal to a percentage ranging from 0% to 3.5% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Ahern will vary based on the amount of the total deal consideration. Mr. Ahern did not participate in the Board’s consideration of his salary and bonus.

Joint Compensation and Options Committee

Francis J. Martin, Chair

Cheryl L. Clarkson

Daniel F. Hanley, M.D.

Stock Performance Graph

The following graph compares the cumulative total stockholder return on the Common Stock from December 31, 1998 (the last trading day before the beginning of the Company’s fifth preceding fiscal year) through December 31, 2003 with the cumulative total return during this period of (i) The NASDAQ Stock Market—U.S. Index and (ii) The S&P Health Care Equipment Index. This graph assumes the investment of $100 on December 31, 1998 in the Common Stock and in each of the indices listed above, and assumes dividends are reinvested.

CUMULATIVE TOTAL RETURN

	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003

NMT Medical, Inc.	$100.00	$76.67	$30.83	$225.33	$80.80	$120.00

NASDAQ Stock Market-U.S. Index	$100.00	$190.62	$127.67	$70.42	$64.84	$91.16

S&P Health Care Equipment Index	$100.00	$92.18	$135.31	$128.45	$112.20	$148.16

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with the Company’s management and the Company’s independent auditors, Ernst & Young. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with Ernst & Young its independence from the Company.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003.

Audit Committee

Harry A. Schult, Chair
R. John Fletcher
Francis J. Martin

Independent Auditors

On June 28, 2002, the Board, through the Audit Committee, decided to no longer engage Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors and to engage Ernst & Young as the Company’s independent auditors. At such time, the Company provided Arthur Andersen with a copy of the following disclosures.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and the subsequent interim period preceding the change in the Company’s independent auditors, (i) there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2001 and 2000 and the subsequent interim period preceding the change in the Company’s independent auditors, neither the Company nor anyone acting on behalf of the Company consulted Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

The following table summarizes the fees that Arthur Andersen and Ernst & Young billed to the Company for each of the last two fiscal years for audit fees and other services. The Company’s 2002 sale of its neurosciences business unit, as a discontinued operation, required restatement of the Company’s consolidated financial statements and a re-issuance of its prior auditors’ report. Because Arthur Andersen ceased operations, the Company’s new independent auditors, Ernst & Young, were required to re-audit the years ended December 31, 2001 and December 31, 2000. Audit fees listed in the table below as billed by Ernst & Young in 2002 included approximately $210,000 of fees incurred in connection with this re-audit.

Fee Category	Fiscal Year 2003	Fiscal Year 2002
	Ernst & Young	Arthur Andersen	Ernst & Young
Audit Fees(1)	$148,000	$15,000	$351,000
Audit Related Fees(2)	3,000	—	—
Tax Fees(3)	107,000	101,000	130,000
All Other Fees(4)	—	—	—

Total Fees	$258,000	$116,000	$481,000

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for 2002 included the re-audit referred to above.

(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees”. These services consisted of accounting consultation and Joint Compensation and Options Committee discussion related to the amended employment agreement for the Company’s Chief Executive Officer effective as of December 31, 2002. None of the audit related fees for 2003 were provided under the de minimis exception to the Audit Committee pre-approval requirements.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of U.S. federal income tax returns, preparation of state income and franchise tax returns, consultation on state sales tax compliance issues and European VAT compliance, accounted for $107,000 of the total tax fees paid for 2003 and $196,000 of the total tax fees paid for 2002. Tax advice and tax planning services of approximately $35,000 for 2002 related to the sale of the Company’s neurosciences business unit. None of the tax fees for 2003 and 2002 were provided under the de minimis exception to the Audit Committee pre-approval requirements.
(4)	There were no other fees incurred in either 2003 or 2002.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

PROPOSAL 2—APPROVAL OF AMENDMENT TO 2001 STOCK INCENTIVE PLAN

On March 11, 2004, the Board adopted resolutions, subject to stockholder approval, approving an amendment (the “Stock Incentive Plan Amendment”) to the Company’s 2001 Stock Incentive Plan, as previously amended (the “Stock Incentive Plan”), to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder from 700,000 shares to 1,100,000 shares.

On March 31, 2004, 25,150 shares remained available for issuance under the Stock Incentive Plan. The Stock Incentive Plan was adopted to supplement the Company’s 1996 Stock Option Plan, as amended, and 1998 Stock Incentive Plan (the “Prior Plans”). As of March 31, 2004, an aggregate of 95,821 shares were available for grant under the Prior Plans.

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, consultants and advisors. The Board believes that the issuance of stock options is a key element underlying the Company’s ability to attract, retain and motivate key personnel, consultants and advisors, and better aligns the interests of such persons with those of the Company’s stockholders. Therefore, the Board believes that the approval of the Stock Incentive Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote in favor of this proposal.

Description of the Stock Incentive Plan

The following is a brief summary of the Stock Incentive Plan. The following summary is qualified in its entirety by reference to the Stock Incentive Plan, a copy of which, as proposed to be amended, is attached to the electronic copy of this proxy statement filed with the Commission and may be accessed from the Commission’s home page (www.sec.gov). In addition, a copy of the Stock Incentive Plan may be obtained from the Secretary of the Company.

Types of Awards

The Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, and restricted stock awards (collectively, “Awards”).

Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The Stock Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of Common Stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Restricted Stock Awards.    Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its present and future corporate subsidiaries are eligible to be granted Awards under the Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its present and future corporate subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the Stock Incentive Plan may not exceed 200,000 shares per calendar year.

Plan Benefits

As of March 31, 2004, approximately 110 persons were eligible to receive Awards under the Stock Incentive Plan, including the Company’s two executive officers and seven non-employee directors.

On March 31, 2004, the last reported sale price of the Company Common Stock on The NASDAQ National Market was $4.86.

Administration

The Stock Incentive Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Stock Incentive Plan and to interpret the provisions of the Stock Incentive Plan. Pursuant to the terms of the Stock Incentive Plan, the Board may delegate authority under the Stock Incentive Plan to one or more committees or subcommittees of the Board. The Board has authorized the Joint Compensation and Options Committee to administer certain aspects of the Stock Incentive Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the Stock Incentive Plan, the Board, the Joint Compensation and Options Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines:

•	the number of shares of Common Stock covered by options and the dates upon which such options become exercisable,

•	the exercise price of options,

•	the duration of options, and

•	the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board is required to make appropriate adjustments in connection with the Stock Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization if it determines, in good faith, that such an adjustment is necessary. The Stock Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or

•	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board will either provide that all then unexercised options will become fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. The Board will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Stock Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No Award may be made under the Stock Incentive Plan after April 25, 2011, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the Stock Incentive Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Board has selected the firm of Ernst & Young as the Company’s independent auditors for the current year. Ernst & Young served as the Company’s independent auditors for the year ended December 31, 2003. Although stockholder approval of the Board’s selection of Ernst & Young is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board may reconsider its selection.

A representative of Ernst & Young is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

The Board unanimously recommends a vote in favor of the ratification of this selection.

OTHER MATTERS

Matters to be Considered at the Meeting

The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. The Company will also request that brokerage houses, custodians, nominees and fiduciaries all forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting such proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625, (617) 737-0930. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Stockholder Proposals for 2005 Annual Meeting

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal offices, 27 Wormwood Street, Boston, Massachusetts 02210-1625 no later than January 14, 2005 in order to be considered for inclusion in the proxy statement for that meeting.

If a stockholder of the Company wishes to present a proposal before the 2005 Annual Meeting of Stockholders but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by March 30, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Richard E. Davis, Secretary

May 14, 2004

THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN IF YOU HAVE SENT IN YOUR PROXIES.

Appendix A

NMT MEDICAL, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

A.    Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.    Structure and Membership

1.    Number.  Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

2.    Independence.  Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.    Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.    Chair.  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.    Compensation.  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.    Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.    Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.    Independence.  The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.    Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.    Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.    Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

–	critical accounting policies and practices;

–	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

–	other material written communications between the independent auditor and Company management.

6.    Quality-Control Report.  At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

–	the firm’s internal quality-control procedures; and

–	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Audited Financial Statements

7.    Review and Discussion.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.    Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.    Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10.    Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer (the “CFO”) any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.    Earnings Release and Other Financial Information.  The Audit Committee shall discuss and review the types of information to be disclosed in the Company’s earnings press releases, as well as in any other publicly disclosed financial information and earnings guidance.

12.    Quarterly Financial Statements.  The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Controls and Procedures

13.    Oversight.  The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer (the “CEO”) and CFO required by Rule 13a-14 of the Exchange Act.

14.    Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.    Related-Party Transactions.  The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

16.    Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.    Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall, at least once a year, meet separately with: (i) the independent auditor; and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.    Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

4.    Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.    Independent Advisors.  The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.    Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.    Funding.  The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.    Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

Appendix B

NMT MEDICAL, INC.

JOINT COMPENSATION AND OPTIONS COMMITTEE CHARTER

A.    Purpose

The purpose of the Joint Compensation and Options Committee of NMT Medical, Inc. (the “Company”) is to assist the Board of Directors in the discharge of its responsibilities relating to the: (i) compensation of the Company’s executive officers, (ii) oversight of the Company’s equity incentive plans and (iii) oversight of the Company’s cash compensation and incentive plans.

B.    Structure and Membership

1.    Number.  The Joint Compensation and Options Committee shall consist of at least three members of the Board of Directors.

2.    Independence.  Except as otherwise permitted by the applicable NASDAQ rules, each member of the Joint Compensation and Options Committee shall be an “independent director” as defined by the applicable NASDAQ rules.

3.    Chair.  Unless the Board of Directors elects a Chair of the Joint Compensation and Options Committee, the Joint Compensation and Options Committee shall elect a Chair by majority vote.

4.    Compensation.  The compensation of Joint Compensation and Options Committee members shall be as determined by the Board of Directors.

5.    Selection and Removal.  Members of the Joint Compensation and Options Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Joint Compensation and Options Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Joint Compensation and Options Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Compensation Matters

1.    Executive Officer Compensation.  The Joint Compensation and Options Committee, or a majority of the independent directors of the Board of Directors, shall review and approve, or recommend for approval by the Board of Directors, the compensation of the Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”) and any other executive officers who are covered by Rule 16a-1(f) of the Securities Exchange Act of 1934 (the “Section 16 Officers”), including salary, bonus and incentive compensation levels;

deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Joint Compensation and Options Committee or the independent directors of the Board of Directors, as the case may be, shall meet without the presence of executive officers when approving or deliberating on CEO compensation but may, in its or their discretion, invite the CEO to be present during the approval of, or deliberations with respect to, the compensation of the CFO and any other Section 16 Officers.

2.    Plan Recommendations and Approvals.  The Joint Compensation and Options Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans. In addition, in the case of any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company, the Joint Compensation and Options Committee, or a majority of the independent directors of the Board of Directors, shall approve such plans.

3.    Administration of Plans.  The Joint Compensation and Options Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by this charter or a plan or resolution of the Board of Directors, the Joint Compensation and Options Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Joint Compensation and Options Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to newly hired employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The Joint Compensation and Options Committee, or a majority of the independent directors of the Board of Directors, shall approve any inducement awards granted in reliance on the exemption from shareholder approval contained in NASDAQ Rule 4350(i)(1)(A)(iv).

4.    Director Compensation.  The Joint Compensation and Options Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation.

5.    Joint Compensation and Options Committee Report on Executive Compensation.  The Joint Compensation and Options Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

6.    Joint Compensation and Options Committee Report on Repricing of Options/SARs.  If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a “named executive officer” (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Joint Compensation and Options Committee shall furnish the report required by Item 402(i) of Regulation S-K.

7.    Equity and Cash Incentive Plans.  The Joint Compensation and Options Committee shall have general oversight and review responsibilities with respect to the Company’s equity and cash incentive plans.

8.    Additional Powers.  The Joint Compensation and Options Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.    Meetings.  The Joint Compensation and Options Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Joint Compensation and Options Committee may also act by unanimous written consent in lieu of a meeting. The Joint Compensation and Options Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees.  The Joint Compensation and Options Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

3.    Reports to Board.  The Joint Compensation and Options Committee shall report regularly to the Board of Directors.

4.    Charter.  The Joint Compensation and Options Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.    Consulting Arrangements.  The Joint Compensation and Options Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms. The Joint Compensation and Options Committee shall also have authority to commission compensation surveys or studies as the need arises. The Joint Compensation and Options Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Joint Compensation and Options Committee.

6.    Independent Advisors.  The Joint Compensation and Options Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Joint Compensation and Options Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Joint Compensation and Options Committee.

7.    Investigations.  The Joint Compensation and Options Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Joint Compensation and Options Committee or any advisors engaged by the Joint Compensation and Options Committee.

Appendix C

NMT MEDICAL, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

A.    Purpose

The purpose of the Nominating and Corporate Governance Committee is to:

•	recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	oversee the evaluation of the Board.

B.    Structure and Membership

1.    Number.  The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

2.    Independence.  Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be an “independent director” as defined by such rules.

3.    Chair.  Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.

4.    Compensation.  The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.

5.    Selection and Removal.  Members of the Nominating and Corporate Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C.    Authority and Responsibilities

General

The Nominating and Corporate Governance Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with Committee’s business judgment.

Board and Committee Membership

1.    Selection of Director Nominees. Except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

2.    Criteria for Selecting Directors.  The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

3.    Search Firms.  The Nominating and Corporate Governance Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4.    Selection of Committee Members.  The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Corporate Governance

5.    Corporate Governance Guidelines.  The Nominating and Corporate Governance Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Evaluation of the Board

6.    Evaluation of the Board.  The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

7.    Additional Powers.  The Nominating and Corporate Governance Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.    Meetings.  The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees.  The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3.    Reports to the Board.  The Nominating and Corporate Governance Committee shall report regularly to the Board.

4.    Charter.  The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.    Independent Advisors.  The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6.    Investigations.  The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

Appendix D

NMT Medical, Inc.

2001 STOCK INCENTIVE PLAN

1.    Purpose

The purpose of this 2001 Stock Incentive Plan (the “Plan”) of NMT Medical, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.    Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.    Administration and Delegation

(a)    Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.    Stock Available for Awards

(a)    Number of Shares.  Subject to adjustment under Section 7, Awards may be made under the Plan for up to 500,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)    Per-Participant Limit.  Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.    Stock Options

(a)    General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)    Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)    Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)    Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)    Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)    to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)    by any combination of the above permitted forms of payment.

(g)    Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.    Restricted Stock.

(a)    Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)    Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)    Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.    Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b)    Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c)    Reorganization Events

(1)    Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)    Consequences of a Reorganization Event on Options.  Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such

Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3)    Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.    General Provisions Applicable to Awards

(a)    Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)    Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)    Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)    Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.    Miscellaneous

(a)    No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)    Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)).

(e)    Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on April 26, 2001.

Approved by the Stockholders of June 7, 2001.

NMT MEDICAL, INC.

Amendment No. 1

to

2001 Stock Incentive Plan

The 2001 Stock Incentive Plan (the “Plan”) of NMT Medical, Inc. (the “Company”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.    The first sentence of Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

“Subject to adjustment under Section 7, Awards may be made under the Plan for up to 700,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”).”

Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on February 20, 2003.

Approved by the Stockholders on June 18, 2003.

NMT MEDICAL, INC.

Amendment No. 2

to

2001 Stock Incentive Plan, as amended

The 2001 Stock Incentive Plan, as amended (the “Plan”), of NMT Medical, Inc. (the “Company”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.    The first sentence of Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

“Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,100,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”).”

Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on March 11, 2004.

Approved by the Stockholders on                     .

Appendix E

NMT MEDICAL, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 22, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John E. Ahern and Richard E. Davis, and each of them, with power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of stock of NMT MEDICAL, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Flagship Ballroom at the Seaport Hotel, One Seaport Lane, Boston, Massachusetts 02210, on Tuesday, June 22, 2004 at 10:00 a.m., Boston, Massachusetts time, and at any adjournment thereof.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED

POSTAGE-PAID RETURN ENVELOPE.

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Annual Meeting of Stockholders of

NMT MEDICAL, INC.

June 22, 2004

Please date, sign and mail your

proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.    ☒

PROPOSAL 1—Election of Directors:

NOMINEES
☐ FOR ALL NOMINEES	O John E. Ahern
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert G. Brown
☐ FOR ALL EXCEPT (See instructions below)	O Cheryl L. Clarkson
O R. John Fletcher
O Daniel F. Hanley, M.D.
O James E. Lock, M.D.
O Francis J. Martin
O Harry A. Schult

INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

	FOR	AGAINST	ABSTAIN
PROPOSAL 2—

To approve an amendment to the Company’s 2001 Stock Incentive Plan to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder from 700,000 shares to 1,100,000 shares.

	☐	☐	☐

PROPOSAL 3—
To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.	☐	☐	☐

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IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2 AND 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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